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                                                               EXHIBIT 21.01


                        Oklahoma Gas and Electric Company
                         Subsidiaries of the Registrant



                            Jurisdiction of                     Percentage of
Name of Subsidiary           Incorporation                        Ownership
------------------          ---------------                     -------------

Enogex, Inc.                   Oklahoma                              100


The Registrant has two additional subsidiaries, neither of which, individually, or in the aggregate, constitute a significant subsidiary.

The above listed subsidiary has been consolidated in the Registrant's financial statements.